EXHIBIT 99.1

FORM 51-102F3
MATERIAL CHANGE REPORT
Item 1	Name and Address of Company

Performance Sports Group Ltd. (the “Company”)
666 Burrard Street, Suite 1700
Vancouver, British Columbia
V6C 2X8 Canada

Item 2	Date of Material Change

March 8, 2016.

Item 3	News Release

A press release (the “Press Release”) describing the material change was disseminated by the Company on March 8, 2016 through Marketwired, a copy of which has been filed on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.
Item 4	Summary of Material Change

On March 8, 2016, the Company revised its outlook for its fiscal year ending May 31, 2016 (“Fiscal 2016”) and reported preliminary results for its fiscal third quarter ended February 29, 2016 (“Q3 2016”).

Item 5	Full Description of Material Change

5.1	Full Description of Material Change

Revised Fiscal 2016 Outlook and Preliminary Fiscal Third Quarter Results

On March 8, 2016, the Company announced a reduction to its Fiscal 2016 Adjusted EPS guidance by approximately $0.55 per diluted share to approximately $0.12 to $0.14 per diluted share as compared to its prior publication of guidance ($0.66 to $0.69 per diluted share), primarily as a result of the following three factors:
(i)	a write down of the receivable balance from a U.S. national sporting goods retailer that has filed under chapter 11 and the related anticipated loss of sales from this retailer ($0.09 per share);

(ii)	an anticipated reduction in sales, particularly due to weakness in the baseball/softball market ($0.31 per share); and

(iii)	additional bad debt reserves primarily for certain U.S. hockey customers and the related anticipated loss of sales from such customers ($0.19 per share).

The Company indicated that offsetting these reductions were anticipated incremental cost savings of $0.04 per diluted share on an Adjusted EPS basis.

The Company further announced on March 8, 2016 that:

(i)	for Q3 2016, the Company expected to report revenues of approximately $125 million or 9% lower compared to the same quarter last year (on a constant currency basis, the Company reported that total Company revenues were expected to decline by approximately 6% to $130 million);

(ii)	for Q3 2016, the Company expected to report Adjusted EPS of approximately ($0.29) per diluted share (($0.16) per diluted share on a constant currency basis), compared to Adjusted EPS of $0.13 per diluted share in the same quarter last year;

(iii)	for its fiscal fourth quarter ending May 31, 2016 (“Q4 2016”), the Company expected to report Adjusted EPS of approximately $0.15 to $0.17 per diluted share ($0.20 to $0.22 per diluted share on a constant currency basis), compared to Adjusted EPS of $0.32 per diluted share in the same quarter last year; and

(iv)	for Fiscal 2016, the Company expected to report Adjusted EPS of approximately $0.12 to $0.14 per diluted share ($0.64 to $0.66 per diluted share on a constant currency basis), compared to Adjusted EPS of $1.02 per diluted share in fiscal year 2015.

Management Commentary

The Company noted that the second half of Fiscal 2016 has been impacted by adverse market conditions and related customer credit issues. Further, the Company stated that the baseball/softball market was experiencing an unexpected significant downturn in retail sales, including in the Company’s important bat category. This weakening of consumer demand, coupled with the chapter 11 filing by one of the largest U.S. national sporting goods retailers, was noted as having resulted in a reduction of the Company’s sales for baseball and softball products. Additionally, the consolidation of hockey retailers in the U.S. was cited as having resulted in a reduction in the Company’s customers’ demand for products more than the Company had previously anticipated as such customers continued to reduce their inventory levels.
In light of these events and challenges, including the bankruptcy of an internet baseball retailer in the Company’s second quarter of fiscal 2016, the Company indicated that it had decided to increase its bad debt reserves for certain of its U.S. hockey and baseball/softball customers.
Despite the challenges facing the Company’s U.S. baseball/softball and hockey businesses, the Company indicated that the rest of its global businesses continued to perform well. In hockey, the Company expected its U.S. order book for the important Back-to-Hockey season, which begins in Q4 2016, to show continued resilience, with constant currency orders expected to be up by low-to-mid single digits. The Company concluded by noting that even with its revised Adjusted EPS guidance, it expected debt reduction of between $35 million to $40 million during the second half of Fiscal 2016 and that it would communicate its revised expectations for fiscal 2017 leverage in the future.
5.2	Disclosure for Restructuring Transactions.

Not applicable.
Item 6	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.
Item7	Omitted Information

Not applicable.
Item 8	Executive Officer

Further information regarding the matters described in this report may be obtained from Mark Vendetti, Executive Vice President/Chief Financial Officer, at (603) 430-2111.
Item 9	Date of Report

March 17, 2016.

Presentation of Financial Information

All figures indicated above exclude the accounting gain that the Company expects to record in Q3 2016 associated with its acquisition of Easton Hockey in January 2016. All figures with respect to Q3 2016, Q4 2016 and Fiscal 2016 are preliminary, have not been reviewed by the Company’s auditors and are subject to change as the Company’s financial results are finalized.

The preliminary results and outlook (including anticipated hockey booking orders for the “Back to Hockey” season) provided in this material change report constitute forward-looking statements within the meaning of applicable securities laws, are based on a number of assumptions, and are subject to a number of risks and uncertainties. Please see the section below entitled “Caution Regarding Forward-Looking Statements.”

The Company will announce at a later date when it intends to issue a press release with respect to the finalized financial results for Q3 2016. At such time, the Company will also file its quarterly report on Form 10-Q which will include unaudited consolidated financial statements, together with the notes thereto and management’s discussion and analysis of financial condition and results of operations of the Company for Q3 2016.

Non-GAAP Financial Measures

Adjusted EPS and constant currency metrics are non-GAAP financial measures. These non-GAAP financial measures are not recognized measures under GAAP and do not have a standardized meaning prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. When used, these measures are defined in such terms as to allow the reconciliation to the closest GAAP measure. These measures are provided as additional information to complement those GAAP measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under GAAP. The Company uses non-GAAP financial measures, such as Adjusted EPS and constant currency metrics, to provide investors with a supplemental measure of its operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company also believes that securities analysts, investors and other interested parties frequently use non-GAAP financial measures in the evaluation of issuers. The Company also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements.

Adjusted EPS is defined as Adjusted Net Income/Loss divided by the weighted average diluted shares outstanding. Adjusted Net Income/Loss is defined as net income adjusted for all unrealized gains/losses related to derivative instruments and unrealized gains/losses related to foreign exchange revaluation, non-cash or incremental charges associated with acquisitions, amortization of acquisition related intangible assets for acquisitions since the Company’s initial public offering in Canada, costs related to share offerings, share-based compensation expense and other non-cash or one-time items.

All references to “constant currency,” a non-GAAP financial measure, reflect the impact of translating the current period results at the monthly foreign exchange rates of the prior year period, the effect of changes in the value of the Canadian dollar against the U.S. dollar on the Company’s cost of goods purchased for sale outside of the United States, including the related realized gains/losses on derivatives and the realized gains/losses generated from revaluing non-functional currency assets and liabilities. The reported foreign exchange impact does not include the impact of fluctuations in Asian currencies against the U.S. dollar and their related effect on the Company’s Asian-sourced finished goods. For more information, see “Part 1. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting the Company’s Performance - Impact of Foreign Exchange and Hedging Practices” in the Company’s quarterly report on Form 10-Q dated January 13, 2016.

Caution Regarding Forward-Looking Statements

This material change report includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the Company’s preliminary results for Q3 2016, and revised outlook for Q4 2016 and Fiscal 2016, including, with respect to, the reduction in the Company’s Fiscal 2016 Adjusted EPS guidance by approximately $0.55 per diluted share to approximately $0.12 to $0.14 per diluted share as compared to its prior publication of guidance, primarily as a result of the following three factors: (i) a write down of the receivable balance from a U.S. national sporting goods retailer that has filed under chapter 11 and the related anticipated loss of sales from this retailer ($0.09 per share); (ii) an anticipated reduction in sales, particularly due to weakness in the baseball/softball market ($0.31 per share); and (iii) additional bad debt reserves primarily for certain U.S. hockey customers and the related anticipated loss of sales from such customers ($0.19 per share), all offset by anticipated incremental cost savings of $0.04 per share on an Adjusted EPS basis.

Additionally, this material change report includes forward-looking statements within the meaning of applicable securities laws, including with respect to, among other things, the Company’s expectation that revenues for Q3 2016 will be approximately $125 million ($130 million on a constant currency basis), the Company’s expectation that Adjusted EPS in Q3 2016 will be approximately ($0.29) per diluted share (($0.16) per diluted share on a constant currency basis), the Company’s expectation that Adjusted EPS in Q4 2016 will be approximately  $0.15 to $0.17 per diluted share ($0.20 to $0.22 per diluted share on a constant currency basis),  the Company’s expectation that Adjusted EPS in Fiscal 2016 will be approximately $0.12 to $0.14 per diluted share ($0.64 to $0.66 per diluted share on a constant currency basis), the Company’s expectation that its non-U.S. hockey booking orders will be up by low-to-mid single digits, the Company’s expectation of reducing its debt between $35 million to $40 million during the second half of Fiscal 2016, and the Company’s expectation that it will record an accounting gain in Q3 2016 associated with its acquisition of Easton Hockey in January 2016. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Implicit in forward-looking statements in respect of the Company’s preliminary Q3 2016 results, the Company’s revised outlook for Q4 2016 and Fiscal 2016 and the Company’s expected debt reduction during the second half of Fiscal 2016, are assumptions regarding, among other things, reduced sales for the Company’s baseball and softball products continuing for the remainder of Fiscal 2016 due to the weakening of demand at retail and the recent chapter 11 filing of one of the largest U.S. national sporting goods retailers, the appropriateness of the Company’s bad debt reserves, the Company’s customers’ ability to make payments when due consistent with historical practice, capital expenditures remaining in line with the Company’s forecast, currency rates remaining near current levels for the remainder of Fiscal 2016, no material interest rate increase in relation to the Company’s outstanding indebtedness for the remainder of Fiscal 2016, the Company achieving its expected levels of hockey booking orders and translating such booking orders into realized sales, the Company realizing the expected savings from its cost savings and other initiatives, and maintaining a tax rate at or near recent historical levels. These assumptions, although considered reasonable by the Company at the time of preparation of the Press Release, may prove to be incorrect. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to the Company’s preliminary Q3 2016 results, the Company’s revised outlook for Q4 2016 and Fiscal 2016 and the Company’s expected debt reduction during the second half of Fiscal 2016, are subject to a number of risks and uncertainties, including, among other things, those described below, the risk that excess retail inventory in the U.S. baseball/softball market results in more than anticipated cancelled or delayed orders by the Company’s customers, the risk that customers are unable to make payments to the Company when due, changes in foreign currency rates, interest rate changes, inability to translate booking orders into realized sales, as further described below, inability to introduce new and innovative products, inability to generate demand for the Company’s products, inability to achieve the benefits anticipated from the Company’s cost savings and other initiatives, and general economic, market and business conditions, and could differ materially from what is currently expected as set out above.

The Company’s revenues are generated from (i) booking orders, which are typically received several months in advance of the actual delivery date or range of delivery dates, (ii) repeat orders, which are for at-once delivery, and (iii) other orders. Booking orders include firm orders for which the Company is given specific delivery dates and planning orders for which the Company is given a range of delivery dates. Planning orders represent a small, but growing part of the Company’s total booking orders. In recent years, the conversion rate of planning orders, or the percentage of planning orders which are ultimately shipped, is not materially different than the conversion rate of firm orders. There can be no assurances that this trend will continue for upcoming seasons. The seasonality of the Company’s business and the manner in which the Company solicits orders could create quarterly variations in the percentage of the Company’s revenues that are comprised of booking orders. Although the Company’s booking orders give us some visibility into the Company’s future financial performance, there may not be a direct relationship between the Company’s booking orders and the Company’s future financial performance given several factors, among which are: (i) the timing of order placement compared to historical patterns, (ii) the Company’s ability to service demand for the Company’s product, (iii) the willingness of the Company’s customers to commit to purchasing the Company’s product, and (iv) the actual sell-through of the Company’s products at retail driving changes in repeat orders. As a result, there can be no assurances that the Company’s booking orders will translate into realized sales. Failure to convert booking orders into realized sales could adversely affect the Company’s business and financial condition.

Forward-looking statements, by their nature, are based on assumptions, including those described herein and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors: inability to maintain and enhance brands, inability to introduce new and innovative products, intense competition in the sporting equipment and apparel industries, inability to own, enforce, defend and protect intellectual property rights worldwide, costs associated with potential lawsuits to enforce, defend or protect intellectual property rights, inability to protect the Company’s brands and rights to use such brands, infringement of intellectual property rights of others, inability to translate booking orders into realized sales, including risks associated with changes in the mix or timing of orders placed by customers, seasonal fluctuations in the Company’s operating results and the trading price of the Company’s Common Shares, decrease in popularity of ice hockey, baseball and softball, roller hockey or lacrosse, reduced popularity of the National Hockey League, Major League Baseball or other professional or amateur leagues in sports in which the Company’s products are used, adverse publicity of athletes who use the Company’s products or the sports in which the Company’s products are used, inability to ensure third-party suppliers will meet quality and regulatory standards, reliance on third-party suppliers and manufacturers, disruption of distribution systems, loss of significant customers or suppliers, loss of key customers’ business due to customer consolidation, losses resulting from customer insolvency events, change in the sales mix towards larger customers, cost of raw materials, shipping costs and other cost pressures, risks associated with doing business abroad, inability to expand into international market segments, inability to accurately forecast demand for products, inventory shrinkage, excess inventory due to inaccurate demand forecasts, product liability, warranty and recall claims, inability to successfully design products that satisfy testing protocols and standards established by testing and athletic governing bodies, inability to obtain and maintain necessary approvals in respect of products that may be considered medical devices, inability to successfully open and operate Own The Moment Hockey Experience retail stores, inability to successfully implement the Company’s strategic initiatives on anticipated timelines, including the Company’s profitability improvement initiative, risks associated with the Company’s third-party suppliers and manufacturers failing to manufacture products that comply with all applicable laws and regulations, inability to source merchandise profitably in the event new trade restrictions are imposed or existing trade restrictions become more burdensome, departure of senior executives or other key personnel with specialized market knowledge and technical skills, litigation, including certain class action lawsuits, employment or union-related disputes, disruption of information technology systems, including damages from computer viruses, unauthorized access, cyberattack and other security vulnerabilities, potential environmental liabilities, restrictive covenants in the Company’s credit facilities, increasing levels of indebtedness,  inability to generate sufficient cash to fund operations or service the Company’s indebtedness, failure to make, integrate, and maintain new acquisitions, inability to realize growth opportunities or cost synergies that are anticipated to result from new acquisitions such as Easton Baseball/Softball and Easton Hockey, undisclosed liabilities acquired pursuant to recent acquisitions, volatility in the market price for the Company’s Common Shares, possibility that the Company will need additional capital in the future, incurrence of additional expenses as a result of the loss of the Company’s foreign private issuer status, assertion that the acquisition of the Bauer Hockey Business at the time of the Canadian IPO was an inversion transaction, the Company’s current intention not to pay cash dividends, dependence on the performance of subsidiaries given the Company’s status as a holding company, potential inability of investors to enforce judgments against the Company and its directors, fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies, general adverse economic and market conditions, changes in government regulations, including tax laws and unanticipated tax liabilities and natural disasters and geo-political events, as well as the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated January 13, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this material change report are made as of the date of the Press Release, and the Company has no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.